UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2016

Willamette Valley Vineyards, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392

(Address of principal executive offices)

(503) 588-9463

 Registrant’s telephone number, including area code

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Special Meeting of Holders of Series A Redeemable Preferred Stock

A Special Meeting of Holders of Series A Redeemable Preferred Stock (the “Special Meeting”) of Willamette Valley Vineyards, Inc. (the “Company”) was held February 28, 2016 in Turner, Oregon.  A total of 1,063,552 shares of Series A Redeemable Preferred Stock, representing approximately 74.64% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Special Meeting.  The final results for each of the matters submitted to a vote of shareholders at the Special Meeting are as follows:

Proposal 1 – Increasing number of shares designated as Series A Redeemable Preferred Stock:

The preferred stock shareholders voted to amend the Certificate of Designation for the Series A Redeemable Preferred Stock to increase the number of share designated as Series A Redeemable Preferred Stock from 1,445,783 to 2,857,548 shares by the votes set forth in the following table:

Votes Cast For		Votes Cast Against		Abstain
	% of		% of		% of	Broker
Number	Votes Cast	Number	Votes Cast	Number	Votes Cast	Non-Votes
983,276	92.45%	73,643	6.92%	6,633	0.63%	NA

Proposal 2 – Amendment to the Certificate of Designation for Series A Redeemable Preferred Stock:

The preferred shareholders voted to amend the Certificate of Designation for the Series A Redeemable Preferred Stock to allow additional increase to the number of shares designated as Series A Redeemable Preferred Stock, up to the amount of authorized preferred stock not otherwise designated as a separate series, without further approval of the holders of the Series A Redeemable Preferred Stock by the votes as set forth in the following table:

Votes Cast For		Votes Cast Against		Abstain
	% of		% of		% of	Broker
Number	Votes Cast	Number	Votes Cast	Number	Votes Cast	Non-Votes
859,738	80.84%	189,089	17.78%	14,725	1.38%	NA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: February 28, 2016	By:	/s/ JAMES W. BERNAU

James W. Bernau
President